THIS DOCUMENT IS A COPY OF THE REGISTRATION STATEMENT ON FORM S-8
     FILED MANUALLY ON APRIL 14, 1995.







     As filed with the Securities and Exchange Commission on April 14, 1995
                                                 Registration No. 33-
     ________________________________________________________________________
         S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N

                               Washington, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933

                                   XYLOGICS, INC.
                 (Exact name of issuer as specified in its charter)


                Delaware                                  04-2669596
     (State or other jurisdiction of                  (I.R.S. employer
     incorporation or organization)                   identification number)

                  53 Third Avenue, Burlington, Massachusetts  01803
                (Address of principal executive offices)  (Zip code)

                               1992 STOCK OPTION PLAN_
                              (Full title of the plan)

                       Alexander Bernhard, Esq., Hale and Dorr
                    60 State Street, Boston, Massachusetts 02109
                       (Name and address of agent for service)

                                   (617) 526-6000
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

   Title of                       Proposed          Proposed
  Securities      Amount to       Maximum           Maximum        Amount of
    to be             be       Offering Price      Aggregate      Registration
  Registered      Registered      Per Share      Offering Price       Fee

  Common Stock,     240,000       $17.50 (1)     $4,200,000 (1)     $1449.00
  $.10 par value    shares

    (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act, and based on the average of the high and low prices of the Common Stock as reported by NASDAQ on April 7, 1995.

                                Page 1 of __ pages
                         Exhibit Index begins on page __






                     Statement of Incorporation by Reference


              This Registration Statement on Form S-8 incorporates by

         reference the contents of Registration Statement on Form S-8, File

         No. 33-51880 filed by the Registrant on September 11, 1992 and

         Registration Statement on Form S-8, File No. 33-68056 filed by the

         Registrant on August 30, 1993, relating to the Registrant's 1992

         Stock Option Plan.







                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 7th day of April, 1995.



                                       XYLOGICS, INC.



                                       By:/s/ Bruce I. Sachs
                                          Bruce I. Sachs
                                          President, Chief Executive
                                          Officer and Director




                                  POWER OF ATTORNEY

              We, the undersigned officers and directors of Xylogics, Inc. hereby severally constitute and appoint Bruce I. Sachs, Maurice L. Castonguay, Alexander Bernhard and Jay E. Bothwick and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Xylogics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.







              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                   Title                     Date


      /s/ Bruce I. Sachs        President, Chief          )
      Bruce I. Sachs            Executive Officer         )
                                and Director (Principal   )
                                Executive Officer)        )
                                                          )
                                                          )
      /s/ Maurice L. Castonguay Vice President, Finance;  )
      Maurice L. Castonguay     Chief Financial Officer;  )
                                Treasurer; Assistant      )
                                Secretary (Principal      )
                                Financial and Accounting  )
                                Officer)                  )
                                                          )
      /s/ Bruce J. Bergman      Director                  )
      Bruce J. Bergman                                    )
                                                          )
                                                          )
      /s/ Bruce E. Elmblad      Director                  ) April 7, 1995
      Bruce E. Elmblad                                    )
                                                          )
                                                          )
      /s/ Gerald A. Lodge       Director                  )
      Gerald A. Lodge                                     )
                                                          )
                                                          )
      /s/ Frank J. Pipp         Director                  )
      Frank J. Pipp                                       )






                                    EXHIBIT INDEX


         Exhibit                                                Sequential
         Number                                                 Page Number


         4.1 (1)   Certificate of Incorporation of the               --
                   Registrant, as amended.

         4.2       Certificate of Correction of Certificate of
                   Amendment of Certificate of Incorporation of the Registrant.

         4.3 (2)   Amended and Restated By-Laws of the               --
                   Registrant.

         5.1       Opinion of Hale and Dorr.

         23.1      Consent of Hale and Dorr (included in             --
                   Exhibit 5.1).

         23.2      Consent of Arthur Andersen LLP

         24.1      Power of Attorney (included in the                --
                   signature pages of this Registration
                   Statement).

         28.1      1992 Stock Option Plan, as amended.



         ___________

         (1) Incorporated herein by reference to the exhibits to the Company's Quarterly Report on Form 10-Q for the Quarter ended April 30, 1994.

         (2) Incorporated herein by reference to the exhibits to the Company's Annual Report on Form 10-K for the year ended October 31, 1993.


                                                             Exhibit 4.2



                              CERTIFICATE OF CORRECTION

                                         OF

                              CERTIFICATE OF AMENDMENT

                                         OF

                                   XYLOGICS, INC.


              Xylogics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of

         Delaware

              DOES HEREBY CERTIFY THAT:

              1. The name of the Corporation is Xylogics, Inc. (the "Corporation").

              2. A Certificate of Amendment of the Corporation (the "Certificate") was filed by the Secretary of State of Delaware on March 29, 1994 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

              3.    The inaccuracy in said Certificate is as follows:

              That as a result of a typographical error, the par value of the shares of the Corporation described in paragraph three of the Certificate setting forth the amending resolution was incorrectly listed as $.01 per share; the par value should have been listed as $.10 per share.

              4. The corrected version of the resolution setting forth the amendment to be effected by the original Certificate of Amendment is as follows:

         RESOLVED:  That ARTICLE FOURTH of the Certificate of Incorporation
                    of the Corporation, as amended, be and hereby is deleted and the following inserted in lieu thereof:

                    "The total number of shares of all classes of stock which the corporation shall have authority to issue is twenty-five million (25,000,000) shares of Common Stock, par value $.10 per share."



              IN WITNESS WHEREOF, the Corporation has caused this

         Certificate of Correction to be signed by Maurice L. Castonguay,

         its Vice President, Finance, and attested to by Alexander

         Bernhard, its Secretary, this     day of May, 1994.


                                       XYLOGICS, INC.



                                       By:
                                           Maurice L. Castonguay
                                           Vice President, Finance



         ATTEST:
                 Alexander Bernhard,
                 Secretary

                                                                Exhibit 5.1








                                  April 11, 1995


         Xylogics, Inc.
         53 Third Avenue
         Burlington, Massachusetts 01803

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 240,000 shares of Common Stock, $.10 par value per share (the "Shares"), of Xylogics, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1992 Stock Option Plan (the "Plan").

              We have examined the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, the Registration Statement, all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, it is our opinion that the Shares of Common Stock covered by the Registration Statement to be issued under the Plan have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

              Alexander Bernhard, Secretary of the Company, is a partner of this firm.

                                       Very truly yours,



                                       HALE AND DORR






                                                      Exhibit 23.2




                         CONSENT OF INDEPENDENT ACCOUNTANTS


              We consent to the incorporation by reference in this registration statement of Xylogics, Inc. on Form S-8 of our report dated December 2, 1994 on our examinations of the consolidated balance sheets of Xylogics, Inc. and subsidiaries as of October 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1994, which report is included in the Xylogics, Inc. Annual Report on Form 10-K for the fiscal year ended October 31, 1994.

                                            Arthur Andersen LLP



         Boston, Massachusetts

         April 7, 1995






                                                           Exhibit 28.1


                                   XYLOGICS, INC.

                               1992 STOCK OPTION PLAN

                         (As amended through April 7, 1995)


         1.   Purpose.

              The purpose of this plan (the "Plan") is to secure for Xylogics, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
         Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

         2.   Types of Options and Administration.

              (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

              (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The

         Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

              (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under
         Section 16(a) of the Exchange Act (a "Reporting Person").

         3.   Eligibility.

              (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Sections 14 and 15 below, the maximum number of shares with respect to which options may be granted to any one employee under the Plan during any fiscal year shall not exceed 100,000 shares of Common Stock. For purposes of calculating such maximum number of shares, (i) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (ii) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

              (b) Grant of Options to Officers. From and after the registration of the Common Stock of the Company under the Exchange Act, the selection of an officer (as the term "officer" is defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

              (c)  Grant of Options to Non-Employee Directors.

                   (i)  Initial Option Grants.

                   Subject to adjustment as provided in Sections 14 and 15
              below, each director of the Company who is not a regular employee of the Company as of the date of his or her initial election to the Board of Directors (hereinafter referred to in this subsection (c) as an "Outside Director") shall be granted, as of the date of his or her initial election to the Board of Directors, a non-statutory stock option for the purchase of 20,000 shares of the Company's Common Stock at an exercise price equal to the last reported sale price per share of the Company's Common Stock on the NASDAQ National Market on the date of grant (or, if no such price is reported on such date, such price as is reported on the nearest preceding date). Such options shall become exercisable on a cumulative basis over a four-year period from date of grant with one-fourth of the option becoming exercisable at the end of each year. For purposes of receiving an option grant pursuant to this subsection 3(c)(i), in the case of an Outside Director of the Company who was a regular employee of the Company upon his or her initial election to the Board of Directors and who while still a director, ceases to be an employee of the Company, the "date of his or her initial election to the Board of Directors" shall be deemed to be the date that he or she ceases to be a regular employee of the Company and first becomes an Outside Director.

                   (ii) Additional Option Grants.

                   Subject to adjustment as provided in Sections 14 and 15
              below, each Outside Director shall be granted from time to time a non-statutory stock option so that at any given time each Outside Director will have outstanding unvested options to purchase 10,000 shares of the Company's Common Stock, at a price equal to the last reported sale price per share of the Company's Common Stock on the NASDAQ National Market on the date of grant or, if no such price is reported on such date, such price as reported on the nearest preceding date. Such option shall become exercisable on a cumulative basis over a four-year period from the date of grant with one-fourth of the option becoming exercisable at the end of each year.


         4.   Stock Subject to Plan.

              Subject to adjustment as provided in Sections 14 and 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 1,133,064 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for sub-sequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall
         (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence or (ii) the total number of shares issued pursuant to the exercise of options by Reporting Persons, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

         5.   Forms of Option Agreements.

              As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

         6.   Purchase Price.

              (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b), and (ii) in the case of a non-statutory option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

              (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee for a period of six months having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

         7.   Option Period.

              Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the option is granted (or five years in the case of options described in Section 11(b)), and, in the case of non-statutory options, in no event after the expiration of 10 years plus 30 days from the day on which the option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

         8.   Exercise of Options.

              Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

         9.   Nontransferability of Options.

              No option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the optionee, the option shall be exercisable only by the optionee. Notwithstanding the foregoing, non-statutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

         10.  Effect of Termination of Employment or Other Relationship.

              No option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her option, been employed by the Company or maintained his or her other relationship with the Company, except that if and to the extent the option agreement or instrument so provides:

                   (a) the option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement);

                   (b) if the optionee dies while in the employ of the Company, the option may be exercised in full by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                   (c) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the option may be exercised in full within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement);

         provided, however, that in no event may any option be exercised after the expiration date of the option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

         11.  Incentive Stock Options.

              Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

              (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

              (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                   (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                  (ii) the option exercise period shall not exceed five years from the date of grant.

              (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         12.  Additional Provisions.

              (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
         Section 422 of the Code.

              (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with
         Section 422 of the Code or with Rule 16b-3.

         13.  Rights as a Shareholder.

              The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjust-ment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         14.  Adjustment Provisions for Recapitalizations and Related
              Transactions.

              (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

              (b) Board Authority to Make Adjustments. Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

         15.  Merger, Consolidation, Asset Sale, Liquidation, etc.

              (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code,
         (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice,
         (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

              (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

         16.  No Special Employment Rights.

              Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

         17.  Other Employee Benefits.

              Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

         18.  Amendment of the Plan.

              (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

              (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

         19.  Withholding.

              (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 19(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

              (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

         20.  Effective Date and Duration of the Plan.

              (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 18) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

              (b) Termination. Unless sooner terminated in accordance with Section 15, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 15, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

         21.  Provision for Foreign Participants.

              The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

         22.  Rule 16b-3.

              Notwithstanding anything in the Plan to the contrary, no action may be taken with respect to the Plan which would cause the Plan to cease to be qualified under Rule 16b-3 or any successor rule, without the express acknowledgment of the Board of Directors that such disqualification may occur.

                                       Adopted by the Board of Directors on
                                       February 11, 1992 and approved by
                                       the stockholders at the 1992 Annual
                                       Meeting of Stockholders; as amended
                                       by the Board of Directors on
                                       November 19, 1992 and approved by
                                       the stockholders at the 1993 Annual
                                       Meeting of Stockholders; reflecting
                                       the Stock Split approved by the
                                       Board of Directors on November 4,
                                       1994; and as amended by the Board of
                                       Directors on September 11 and 12,
                                       1994 and approved by the
                                       stockholders at the 1995 Annual
                                       Meeting of Stockholders.  All share
                                       numbers contained herein have been
                                       adjusted to give effect to the two-
                                       for-one split of the Common Stock
                                       effected on December 2, 1994 to
                                       holders of record on November 18,
                                       1994.